Exhibit 10.39

Shanghai Housing Lease Contract
(Contract Number:                    )

Parties to the Contract:
Landlord (Party A): Shanghai Dongfang Weijing Cultural Development Co., Ltd.
Tenant (Party B): TeleNav Information Technology (Shanghai) Co., Ltd.
In accordance with the Contract Law of the People’s Republic of China and the Regulations on Leasing of Shanghai Municipality (hereinafter “the Regulations”), Party A and Party B, after consultations and on the principles of equality, voluntariness, fairness and good faith, have the following agreement with regard to Party B’s lease of Party A’s Premises:
1. Basic Information of the Premises
1-1 The Housing to be leased by Party A to Party B is located on the entire floor 10 of No. 333, Xian Xia Road, Changning District, Shanghai (hereinafter “the Premises”). With a lease area of 1,498 square meters, the Premises are reinforced concrete, and shall be used as office. The floor plan of the Premises is specified in Appendix 1 to this Contract.
1-2 Party A represents that it is the owner of the Premises, Party A establishes a lease relationship with Party B. Party B hereby agrees that, if Party A applies to relevant financial institutions for mortgage loans based on its business needs, Party A does not need to obtain Party B’s consent separately prior to the application of the mortgage.
1-3 The use scope, conditions and requirements of the common area or jointly used area of the Premises, the existing decorations, ancillary facilities and equipment thereupon, and the decorations and ancillary facilities to be made thereupon by Party B with Party A’s consent and the standards thereof, and other relevant matters shall be specified in Appendices 2 and 3 to this Contract. Party A and Party B agree that the Appendices shall be the acceptance basis for Party A’s making the Premises available to Party B and Party B’s returning the Premises to Party A upon the termination of this Contract.

2. Use of Premises
2-1 Party B covenants to Party A that the Premises shall be used for office purposes; and Party B shall comply the State’s and municipal regulations concerning the use and lease of housing and property management.
2-2 Party B warrants that, during the lease term, it will not modify the above agreed purposes without the written consent of Party A and prior approval required by the relevant authorities in accordance with the related regulations.
3. Delivery Date and Lease Term
3-1 Party A and Party B agree that Party A shall deliver the Premises to Party B prior to September 4, 2016. The lease term of the Premises shall be from September 4, 2016 to September 3, 2019.
3-2 Upon expiration of the lease term, Party A has right to take back the Premises, and Party B shall return the Premises as scheduled. The Premises returned by Party B shall be in the same condition as when Party A delivers the Premises to Party B, and in the event that the condition of the Premises is not consistent with the requirement agreed and therefore Party A has to spend costs in order to restore the condition of the Premises, Party B shall bear the relevant costs.

3-3 In the event that Party B needs to renew the lease, it shall submit a written request for an extension to Party A six months prior to the expiration of the lease term and shall execute a new lease agreement with the consent of Party A. If, within six months prior to the expiration of the lease term, the two parties fail to sign a new lease agreement, it shall be deemed that Party B has waived its request for extension of the lease and its right of first refusal with regard to the lease of the Premises on the same terms, and Party B shall return the Premises to Party A upon the expiration of the lease term.
4. Rental, and Method and Time of Payment
4-1 Party A and Party B agree that the daily rental for the Premises is RMB 6.60 Yuan/Day/Sq.M. The monthly rental shall be RMB300,723.50 Yuan.
The rental shall remain unchanged for the term of this Contract. The rental after the term of this Contract shall be set forth in a new lease contract, and if Party A adjusts the rental therein based on the market change, Party B shall accept such adjustment. If Party B refuse to accept the adjustment in rental, the two parties will not be able to continue the leasing relationship.
4-2 Party B shall pay Party A the rental prior to      each month (See Supplemental Provisions). If payment is delayed, Party B shall pay the liquidated damages equal to      (See Supplemental Provisions) of the daily rental for each day delayed.
4-3 Party B shall pay the rental in the way as follows: (See Supplemental Provisions).
5. Deposit and Other Fees
5-1 Party A and Party B agree that, when Party A delivers the Premises, Party B shall deposit with Party A the sum of      months’ rental (See Supplemental Provisions), ie. RMB      Yuan (See Supplemental Provisions) as the security deposit.

Upon receiving the security deposit, Party A shall issue a receipt to Party B.
Upon expiration of the lease term, the security deposit remaining after the relevant fees payable by Party B are deducted shall be returned to Party B without interest.
5-2 During the lease term, any electricity, communications, equipment, property management expenses and parking fees that arise in connection with the use of the Premises shall be paid by Party B.
5-3 The calculation or allocation, and time and method of payment, of the above expenses payable by Party B are specified in      (See Supplemental Provisions).
6. Use and Repairs Responsibilities
6-1 If during the lease term, Party B finds that the Premises and the ancillary facilities are damaged or that they are not working properly, it shall promptly notify Party A; and Party A shall make repairs within      day(s) (See Supplemental Provisions) after receiving Party B’s notice. If repairs are not made within the specified time, Party B shall make repairs on Party A’s behalf, and the relevant expenses shall be paid by Party A.
6-2 During the lease term, Party B shall use the Premises in a reasonable manner and protect the Premises and the ancillary facilities. If the Premises and the ancillary facilities are damaged or break down due to Party B’s improper or unreasonable use, Party B shall make the repairs. If Party B declines to repair, Party A may make repairs on Party B’s behalf, and the relevant expenses shall be paid by Party B.
6-3 During the lease term, Party A warrants that the Premises and the ancillary facilities are in normally usable and secure condition. Before inspecting and maintaining the Premises, Party A shall notify Party B      day(s) (See Supplemental Provisions) in advance. Party B shall cooperate in the inspection and maintenance. Party A shall make every effort to reduce the effect of the inspection and maintenance on the use of the Premises by Party B.

6-4 Except as provided in Appendix 3 to the Contract, if Party B needs to make separate decorations or add any ancillary facility and equipment, it shall obtain the written consent of Party A in advance; if the approval of the relevant authorities is required, it may start making decorations or adding the facility and equipment upon the approval by the authorities. The added facilities and equipment and the responsibility for maintenance thereof shall be separately agreed upon by Party A and Party B.
7. Condition of the Premises When Returned
7-1 Unless Party A agrees to extend the lease term, Party B shall return the Premises upon expiration of the lease term of the Contract. If Party B delays in returning the Premises, for each day of delay, Party B shall pay Party A an occupancy fee equal to      (See Supplementary Provisions) Yuan/Sq. M (RMB).

7-2 The Premises returned by Party B shall be in a normal condition after proper use. The return of the Premises shall be accepted and acknowledged by Party A, and the parties shall settle the relevant expenses to be paid by them respectively.
8. Sublease, Assignment and Exchange
8-1 Unless Party A has agreed to Party B’s sublet as set forth in the Supplementary Provisions to the Contract, Party B must, during the lease term, first obtain the written consent of Party A before Party B sublets the Premises in whole or in part to a third party.
8-2 In the event that Party B sublets the Premises, it shall enter into a sublet contract with the subtenant and go through the recording and filing formalities at the real estate trading center of the district or county or farm system where the Premises are located.
8-3 During the lease term, if Party B subleases the Premises to a third party or exchanges the Premises for a house rented by a third party, it must first obtain the written consent of Party A. Upon sublease or exchange, the sub-lessee or exchanger shall enter into an amendment to change the parties hereto and continue to perform the Contract.
8-4 If Party A desires to sell the Premises during the lease term, it shall notify Party B in writing three months in advance. Party B shall have the right of first refusal under equal conditions.
9. Termination
9-1 Party A and Party B agree that, during the lease term, the Contract shall be terminated if any of the following circumstances occurs, and neither party shall be liable:
(1) the use right of the land where the Premises stand is revoked prior to the prescribed time;
(2) the Premises are legally expropriated for societal public interests;
(3) the Premises are to be demolished according to law by virtue of urban construction;
(4) the Premises are damaged, destroyed or are considered dangerous due to force majeure;
(5) Party A has informed Party B that a mortgage has been created on the Premises prior to the lease and that the Premises now have been disposed.
9-2 Party A and Party B agree that either party may notify the other party in writing to terminate the Contract if any of the following circumstances occurs. The breaching party shall pay the non-breaching party liquidated damages equal to      time(s) of the monthly rental (See Supplemental Provisions); if the non-breaching party sustained any losses and the liquidated damages are not sufficient to cover them, the breaching party shall pay the discrepancy:
(1) Party A defaults in the delivery of the Premises as scheduled and fails to deliver them within thirty days after Party B requests Party A to make delivery;

(2) the Premises delivered by Party A do not conform to the Contract so that the lease purpose cannot be achieved; or the Premises delivered by Party A are defective or pose a safety threat to Party B;
(3) Party B uses the Premises for any other purposes without the written consent of Party A and thus causes damage to the Premises;
(4) the main structure of the Premises is damaged due to Party B’s reason;
(5) Party B sublets, subleases the Premises or exchanges the Premises for a house rented by a third party without Party A’s authorization;
(6) Party B defaults in the payment of the rental for more than one month;
10. Default liability
10-1 If the Premises are defective when delivered, Party A shall make repairs within thirty days after delivery; if repairs are not made within the specified time, Party A agrees to reduce the rental and amend the relevant provisions concerning the rental. If Party B suffers any losses as a result of the defect, Party A agrees to compensate Party B for the losses.
10-2 If Party A fails to inform Party B that the Premises have been mortgaged or that the right to transfer the title to the Premises is restricted and thus causes losses to Party B, Party A shall be liable for compensation.
10-3 If during the lease term, Party A fails to perform his repair and maintenance obligations specified in the Contract and thus damages the Premises and causes property losses or personal injuries to Party B, Party A shall be liable for compensation.
10-4 If during the lease term, Party A requests to terminate the Contract and take back the Premises prior to the expiration of the lease term in situations other than set forth in this Contract, Party A shall notify Party B in writing six months in advance. Further, apart from paying back to Party B the difference between the deposit paid by Party B and amount payable by Party B (if any), Party A shall pay Party B liquidated damages in the amount of three times the monthly rental. If Party A fails to provide Party B prior written notice to terminate the Contract as mentioned above six months in advance, in addition to the liquidated damages mentioned above, Party A shall pay to Party B liquidated damages in the amount equal to the rental for the shortfall period less than six months.
10-5 If Party B makes decorations or adds ancillary facilities without the written consent of Party A or exceeding the scope and requirements consented by Party A, Party A may request that Party B restore the Premises to the original condition and compensate for the losses.
10-6 If during the lease term, Party B early terminates the lease in violation of the Contract, Party B shall notify Party A in writing six months in advance. In such situation, the deposit paid by Party B shall not be refunded, further, Party B shall pay Party A liquidated damages in the amount of the rentals previously exempted during the decoration period and the rental-free period (the portion occurred before the expiration of this Contract). If Party B fails to provide Party A prior written notice to terminate the Contract as mentioned above six months in advance, in addition to the liquidated damages mentioned above, Party B shall pay to Party A liquidated damages in the amount equal to the rental for the shortfall period less than six months.

11. Miscellaneous
11-1 If during the lease term, Party A intends to mortgage the Premises, it shall notify Party B in writing. In addition, Party A warrants to Party B that,      days (See Supplemental Provisions) before the Premises are disposed of by the relevant parties by conversion of the property into money or sale, Party B’s opinion shall be sought as to whether he desires to purchase the Premises.

11-2 The Contract shall come into force as the date when the two parties sign and seal it. Within fifteen days after the Contract becomes effective, Party A shall undertake the recording and filing formalities at the real estate trading center of the district, county or farm system where the Premises are located, and receive a certificate of housing lease recording and filing. If after the filing of the Contract, the Contract is amended or terminated, Party B shall go through the recording change or termination formalities at the original recording authorities within fifteen days after the Contract is amended or terminated. If a legal dispute arises as a result of Party A’s failure to undertake the housing lease recording and filing formalities or recording change or termination formalities, Party A shall be liable for all consequences.
11-3 Matters not covered herein shall be set forth in Supplemental Provisions agreed by Party A and Party B. The Supplemental Provisions and Appendices hereto shall constitute an integral part of the Contract, the Contract together with the Supplemental Provisions shall have the equal efficacy with the words and stamped characters in the blanks in Appendices.
11-4 Party A and Party B clearly understand their respective rights, obligations and responsibilities at the time of signing the Contract and are willing to strictly comply with the Contract. If a party breaches the Contract, the other party may seek compensation in accordance with the Contract.
11-5 If any dispute arises between Party A and Party B during the performance of the Contract, they shall settle it through consultations; if the agreement cannot be reached, the two parties agree that either party may file a lawsuit at the people’s court.
11-6 The Contract, along with the Appendices, is made in four copies, of which, Party A and Party B shall each retain two copies, and each copy is equally authentic.

Supplemental Provisions
These Supplemental Provisions are a supplement to Shanghai Housing Lease Contract entered into by and between Party A and Party B (hereinafter “the Main Contract”), and the Main Contract, its various Schedules and Appendices are collectively referred to as “the Contract”. If there is any conflict among the Main Contract, the Supplemental Provisions, the Schedules, and the Appendices, the Supplemental Provisions, the Schedules, and the Appendices shall prevail.
12.1 Article 1-1 hereof is supplemented as follows:
(1) The Premises to be leased by Party A to Party B under the Contract are located on floor 10, the entire floor, (the nominal floor correspond with the actual floors), No. 333, Xian Xia Road, Changning District, Shanghai (referred to as “the building”).
(2) The floors and spaces where the Premises as described herein are located are not the same as the actual floors and spaces. The building has two underground floors of commercial stores and parking garage, and the number of the actual floors above the ground is twenty-five. The comparison table of the actual floors and the nominal floors is as follows:

Actual Floors	Nominal Floors
22-25	25-28
13-21	25-23
5-12	5-12
3-4	2-3
2	M
B2-1	B2-1
Party B agrees that they will not raise any claims against Party A by the reason of the difference between the nominal floors and spaces and the actual floors and spaces.
(3) The floor plan of the Premises (See Appendix 1) is only for clarification purposes.
(4) Party A and Party B hereby agree and confirm that the lease area specified herein is a temporarily measured area and that if the actually measured area of the Premises provided by the Center of Real Estate Surveying and Mapping of Changning District, Shanghai is different from the temporarily measured area, the actually measured area shall control, and the total expenses including rental, the property management fees and other various charges calculated based on the lease area shall be correspondingly adjusted. But neither Party A nor Party B may terminate the Contract on account of the difference between the actually measured lease area and the temporarily measured lease area. Except for the above adjustments, neither Party A nor Party B may adjust the rental, property management fees and any other charges hereunder based on the lease area of the Premises as measured by any other persons, organizations or entities.
(5) Prior to the signing of the Contract, Party A has shown Party B the certificate of land-use right, the planning permit of building construction and other relevant acceptance certificates necessary for the lease of the Premises. Party B agrees that it will not raise any claims claiming that the Contract is invalid, requesting any damages from Party A or claiming other rights including without limitation not paying the rentals for the reason of the fact that Party A has not temporarily obtained the certificate of right to the Premises.
12.2 Articles 1-2, 10-2 and 11-1 hereof are amended and supplemented as follows:
At any time during the term of this Contract, Party A has the right to mortgage the Premises without Party B’s consent, and Party B shall cooperate with Party A in going through the relevant formalities.

12.3 Article 1-3 hereof is supplemented as follows:
Party B acknowledges that it has conducted an on-site inspection of the Premises and model rooms prior to the signing the Contract, has a good understanding of the existing decorations and facilities in the Premises listed in Appendix 3 hereto, and agrees that Party A has complied with the delivery standards specified in Appendix 3.
12.4 Article 3-1 hereof is supplemented as follows:
(1) Party B shall go to Party A or the property management company designated by Party A (hereinafter “the Property Management Company”) on the date of delivery specified in Part 1 of Schedule 1 to go through the Premises handover formalities Party A warrants that the property management company designated by Party A meets the relevant requirements and has the business qualifications. Prior to the handover, Party B shall make full payment of the amounts due at the time of the handover, otherwise Party A will not have the obligation to deliver the Premises to Party B. Upon receiving the payment in full, Party A shall promptly deliver the Premises to Party B, and the two parties shall sign the House Delivery Document, which means that Party A has performed its obligation to deliver the Premises to Party B as required by the Contract. In the event that Party B declines to sign the House Delivery Document without due cause, Party B shall be deemed to have failed to undertake the Premises handover formalities on the date of delivery, and Party A may act in accordance with this Article 12.4(2).
(2) If Party B fails to undertake the Premises handover formalities on the handover date, Party A may collect the rental, the property management fees and other relevant charges in accordance with the Contract. If the period after the date of delivery is the decoration period or rental-free period, the decoration period or rental-free period shall commence on the date of delivery.
If Party B fails to undertake the Premises handover formalities on the 30th day commencing from the date of delivery, Party A may terminate the Contract in advance, confiscate the security deposit, and seek compensation for any losses sustained by Party A as a result therefrom, including but not limited to the rental and the property management fee to be paid by Party B to Party A for the period from the date of delivery to the date Party A terminates the Contract.
(3) If Party A fails to deliver the Premises on the handover date, Party B agrees to grant Party A grace period of thirty days. Party A shall not be liable to Party B if it delivers the Premises within such period. In such situation, the decoration period or rental-free period shall commence on the date of delivery.
12.5 Articles 4-1, 4-2, 4-3, 5-2 and 5-3 hereof are supplemented as follows:
(1) During the lease term, Party B shall pay to Party A or the property management company in full the rental, the property management fee, electricity charges, parking fees and other relevant charges in connection with the Premises in a timely manner. Party B agrees that, if within the lease term Party A or the property management company requests to increase the property management fee or other charges for all the premises in the building and if Party B is notified of the same with one-month prior notice, then the property management fee or other charges to be paid by Party B in connection with the Premises shall increase correspondingly after the expiration of one month after the notice.

(2) Except as provided in the Contract, on the rental payment commencement day, Party B must pay Party A the rental and property management fee for the number of remaining days in the calendar month and for the following month, and the amount shall be calculated based on the current month’s rental and property management fee multiplied by the number of remaining days in the current month and the actual number of days in the current month. Thereafter, Party B shall pay to Party A in advance the following month’s rental and property management fee prior to the expiration of each calendar month. The amount of the last rental and property management fee payable by Party B shall be the sum of the current month’s rental and property management fee respectively multiplied by the actual number of days in the last month equal to the lease term divided by the actual number of days in the month.
(3) Upon receiving the readings indicated on the meters installed in the Premises or the bills provided to Party B by Party A, the property management company or the utilities companies, Party B shall pay for all electricity, communication, equipment and parking services in a manner agreed to by Party A or the relevant entities prior to the 30th day of the current month based on the readings or the bills.
(4) If Party B fails to pay to Party A any amount due hereunder, including but not limited to the rental and electricity charges, Party B shall Party A liquidated damages in an amount equal to 0.1% of the overdue amount per day.
12.6 Article 5-1 hereof is amended and supplemented as follows:
(1) Party A and Party B agree that within three working days after the signing of the Contract, Party B shall pay Party A the security deposit in an amount equal to the sum of three months’ rental and three months’ property management fee.
The lease deposit paid by Party B in accordance with the letter of intent previously signed by the two parties shall be counted in the calculation of the security deposit.
(2) During the lease term, the security deposit shall be kept in the custody of Party A, and Party A shall not pay Party B any interest on the deposit.
(3) If Party B breaches the Contract, Party A may set off the deposit paid by Party B against the liquidated damages or Party A’s losses for which Party B is liable, and the deduction shall not affect any other right or remedies which Party A may have against Party B for its breach or non-performance. In such a case, Party B must make up the deficiency in the security deposit within seven days after Party A gives written notice to Party B. If Party B fails to make up the deficiency within the above specified time, Party A may take back the Premises, unilaterally terminate the Contract and confiscate the security deposit. If the security deposit is not sufficient to cover Party A’s losses, Party A may demand that Party B shall compensate for all of Party A’s losses.

(4) Upon expiration of the lease term or early termination of the Contract, Party A shall refund to Party B the security deposit in a lump sum without interest within thirty days (except in the situation of item (5) below of this clause) after Party B has returned the Premises to Party A and paid all amounts due hereunder, provided that Party B shall have restored the condition of the Premises pursuant to this Contract and the Premises should be in a rentable state.

(5) If Party B has registered the address of the Premises as its registered address or business address with any governmental authority or other agencies, Party B shall, within ten days after the expiration of the lease term or the early termination of this Contract, conduct modification registration with the relevant governmental authority or other agency with regard to Party B’s moving out of the Premises, and shall amend its registered address or business address to another address and provide evidence of such amendment issued by the relevant governmental authority or other agency to Party A. Upon receiving such evidence, Party A shall refund the security deposit to Party B pursuant to item (4) of this clause.
12.7 Articles 6-1 and 6-3 are supplemented as follows:
(1) Party A’s responsibility for maintenance and repairs shall be limited to the structure of the Premises and the facilities and equipment provided by Party A as specified in Appendix 3 hereto, but excluding any damage or destruction arising out of Party B’s fault.
(2) Before making repairs, Party A shall give twenty-four hours’ written notice to Party B, and Party B shall provide cooperation. Party B shall be responsible for the consequences if Party B prevents Party A from making repairs.
(3) In emergency situations (including but not limited to fires, floods, hijacks, deaths and injuries, etc), Party A or its authorized representatives may enter the Premises without advance notice. If the emergency situations are not caused by Party A, and if Party A enters the Premises for the purpose of removing any dangers and within the reasonable scope, Party A shall not be liable for any damage caused thereby; provided, however, that Party A explains the details to Party B in writing.
12.8 Article 6-2 hereof is supplemented as follows:

(1) During the lease term, Party B must keep the Premises and the facilities and equipment provided by Party A in good working order and condition. During the lease term, Party B must, at its expense, maintain and clean the Premises and the facilities and equipment provided by Party A as required by Party A so as to make them clean and neat.
(2) If Party B discovers that the Premises or the facilities or equipment provided by Party A suffers any damage or malfunctions, Party A shall promptly notify Party A or the property management company to make repairs, and Party B may not make repairs by itself without authorization. But in emergency situations, Party B may make temporary repairs for the sole purpose of reducing any damage or risk that may occur to Party B’s property or employees. If any damage or malfunction is caused by Party A, Party B’s repair expenses shall be paid by Party A or the property management company. If any damage, personal injury or property loss occurs while Party B or its employees, contractors or agents are repairing the Premises and/or the facilities or equipment provided by Party A, Party B shall be liable for the compensation.
(3) Party B shall be fully liable for any personal injury or property loss or damage directly or indirectly caused to Party A and/or the property management company or any other people by one of the following accidents resulting from Party B’s fault:
a) any electrical fixtures, electrical appliances or wires in the Premises malfunction or are in disrepair;
b) any water pipes or toilets in the Premises are clogged or damaged;
c) fire or smoke spreads in the Premises;
d) water coming from any source is leaking or flooding in the Premises or any other parts of it;
e) damage is caused to any common areas of the Building. Party B’s responsibility hereunder includes, without limitation, any repair expenses, any amount paid by Party A as a result of any claim made by any other people against Party A, or any necessary expenses and costs incurred by Party A and/or the property management company in claiming compensation against Party B.
(4) Party A may, without notification, clear and dispose of any boxes, cartons, rubbish or any other obstacles of similar kind or nature outside the Premises (except in a designated garbage dump) left or not yet disposed of by Party B in a manner deemed appropriate by Party A. Party A shall not be liable to Party B or any other people as a result thereof. Party B shall pay any expenses or costs incurred by Party A in connection with its execution of this Article.
(5) If Party B does not comply with the repair or engineering responsibilities specified herein, and still fails to make repairs after being notified or reminded by Party A, Party A or its employees or agent may enter the Premises to make such repairs or do the engineering work. Party B shall be responsible for all of the cost of the repairs or engineering work.
(6) If the windows or glass of the Premises are damaged or broken, Party B shall pay or reimburse Party A for any expenses incurred by Party A in replacing the broken windows or glass, or Party B shall, at its own cost, repair the windows or glass and restore them to the original condition, except due to Party A’s fault.

12.9 Article 6-4 hereof is supplemented as follows:
(1) Upon approval by the governmental authorities in charge and upon written confirmation by Party A or the property management company, Party B may make decorations, additions or modifications in or to the Premises and/or the facilities or equipment provided by Party A. Upon prior written approval and filing by Party A, Party B may engage a qualified construction contractor to make the decorations, additions or modifications. Party B and the construction contractor engaged by it must comply with the relevant decoration rules and standards formulated by Party A and the property management company, as amended from time to time. Party B agrees that it shall be liable for any consequences caused by it or the construction contractor engaged by it during the decoration, addition or modification work.
(2) Party B shall pay any expenses in connection with the project work specified in the preceding paragraph, including but not limited to decorations, additions or modifications, raw materials, charges, taxes and governmental fees. Party B shall maintain and repair the decorations, additions or modifications made by it in accordance with this section 12.9(1), and Party A shall not be responsible for the repair and maintenance thereof.
(3) Party B covenants that the above decoration, addition or modification work shall not affect the normal business operations of other tenants in the Building.
(4) If at any time during the lease term, any governmental authority in charge requests Party B to rectify and improve the decorations, additions or modifications made by Party B (including but not limited to fire-proof facilities), Party B must comply with the request of the governmental authority. If Party B’s decorations, additions or modifications affect any other tenants of the adjacent units, Party B shall, at its own cost, repair any damage caused to the adjacent units and pay any expenses incurred in connection therewith, including but not limited to reasonable compensation to the tenants of the adjacent units. Party A shall not be liable in any way, but if Party A has any damages thereby, Party B shall be liable for all of Party A’s losses.
(5) If at any time during the lease term, any governmental authority in charge requests the decorations made in the adjacent units to rectified and improved (including but not limited to fire-proof facilities), Party B must provide all necessary assistance and cooperation in accordance with the request of Party A and/or the property management company. If Party B suffers any economic losses as a result therefrom, Party B shall consult with the tenants of the adjacent units, and may not refuse to provide the above assistance or cooperation under the pretence that it has not reached agreement with the tenants of the adjacent units. Party B shall deal with any losses sustained by it, and Party A shall not be liable.

12.10 Articles 7-1 and 7-2 are supplemented as follows:
(1) Upon expiration of the lease term or early termination of the Contract, Party A may take back the Premises, and Party B shall, before returning the Premises to Party A, removing the equipment or facilities decorated, added or reconstructed by Party B at its own cost and shall restore the Premises to the condition when Party A delivered it to Party B. .
(2) If at the time that Party B returns the Premises, Party A discovers any damage or loss to the Premises and/or the facilities or equipment provided by Party A (excluding normal wear and tear), Party A may hold Party B liable for the loss and make deductions from the security deposit. If the security deposit is not sufficient to cover Party A’s loss, Party A may seek additional compensation from Party B.
(3) If Party B fails to return the Premises to Party A at the time specified in the Contract, Party A may take back the Premises upon three days’ written notice to Party B, including but not limited to entering the Premises without Party B being present, occupying the Premises, and removing any items left by Party B in the Premises, and shall not be liable for any loss or damage suffered by Party B therefrom If any decorations, furniture, devices, articles, materials, equipment or other items are left by Party B in the Premises, they shall be deemed to have been abandoned by Party B. Party A may dispose of them in any manner, and Party B may not dispute the disposal, nor may it lodge any claims against Party A or hold Party A liable for compensation. Meanwhile, Party A may seek compensation from Party B for any expenses incurred in connection with the sorting out and keeping of the above articles.

(4) If Party B delays the returning of the Premises, Party B shall pay Party A an occupancy fee equal to 300% of the daily rental specified in the Contract for each day of delay, and in addition, Party B shall compensate Party A for any losses thus sustained.
12.11 Articles 8-1, 8-2 and 8-3 are supplemented as follows:
(1) During the lease term, without the written consent by Party A, Party B shall not transfer, sublet or sublease the Premises or any interests therein to any third party.
(2) During the lease term, without the written consent of Party A, Party B may not transfer any rights or obligations under the Contract to other party, nor may Party B exchange the Premises for a premises rented by another party.

12.12 Article 8-4 hereof is amended and supplemented as follows:
(1) At any time during the lease term, Party A may sell the Premises without the consent of Party B, but Party B shall send advance written notice to Party B. In such a case, Party B may choose to continue the lease or terminate the Contract without bearing any liability for breach of contract. Party B hereby states that it shall waive any right of first refusal provided by any law and the Contract. If necessary, Party B shall cooperate with Party A in going through the relevant formalities.
(2) If there is any change in the title to the Premises during the lease term, Party A shall ensure that the transferee of the Premises continue to perform the Contract. Party A shall not be obligated to compensate Party B for such change.
12.13 Article 9-2 hereof is supplemented as follows:
In addition to any other rights which Party A may have in accordance with the law and regulations and the Contract, Party A may unilaterally terminate the Contract, take back the Premises or any part thereof, and hold Party B liable for paying liquidated damages in an amount equal to three months’ rental for the Premises if any of the following circumstances occurs; if the liquidated damages are not sufficient to cover the losses suffered by Party A, Party B shall be liable for the difference.
a) Party B fails to pay the rental, the property management fee or any other amount due under the Contract one month behind the due dates in violation of the Contract;
b) Party B uses the Premises for any illegal purposes or any purposes exceeding the business scope set forth in Party B’s business license;
c) Party B fails to complete any formalities for it to operate at the Premises before the handover of the Premises, including without limitation obtaining its business license and/or necessary permits, etc.;
d) Party B seriously violates the clauses that Party B shall comply with or perform under this Contract, and fails to cure or rectify within reasonable time after Party A’s written notice;
e) Party B goes bankrupt or goes into liquidation procedures;
f) Party B sublets or subleases the Premises or exchange the Premises for a premise rented by another party without the written consent of Party A;
g) Party B engages in illegal business activities so that its business license or relevant permit is revoked by the relevant governmental authorities;
h) the main structure of the Premises is damaged due to Party B’s cause or Party B changes the purpose for which the Premises are used without the written consent of Party A.

12.14 Party A and Party B agree as follows with regard to the insurance of the Premises during the lease term: Party B shall not do anything that may make the fire insurance or other insurances (including public liability insurance) invalid for the Building or any part of it. Party B shall not do anything that may increase the premium of such insurance, nor shall it allow other people to do so. In the event that the premium of such insurance is increased as a result of Party B’s fault, Party A may hold Party B liable for the increased premium, in addition to any other rights and remedies which Party A may have.
12.15 Party B hereby acknowledges that Party A shall not be liable to Party B or any other persons and Party B shall directly deal with the party directly responsible for causing the damage if any of the following circumstances occurs, unless caused due to Party A’s fault:
(1) Party B or any other people suffers any personal injury or property damage as a result of any defect or malfunction of the elevators, fire-proof and security equipments, air-conditioning or other equipment, the failure, interruption or malfunction of the electricity, water, telephone services, or the leakage of the water, smoke, fire or any other materials, the breeding of rats, termites, cockroaches or other insects, or explosions, thefts, hijack or other harm which may happen in the Building or any part of the Premises.
(2) If at any time the supply of water, electricity or air conditioning is interrupted or any public utilities stop operating not for Party A’s fault, Party A shall not be liable to Party B for any compensation, and the rental, the property management fee or other charges payable by Party B shall not be reduced.
12.16 Party A and Party B agree that:
(1) Party A shall not be responsible for the security and custody of any property in the Premises;
(2) Party A’s dispatching of security personnel, management personnel, any mechanical or electrical alarm system does not mean that Party A shall be responsible for the security and custody of the Premises or any property therein. Party B shall be responsible for the Premises or any property therein at any time;
(3) Party B shall not reduce or stop payment of the rental or other fees payable under the Contract on the grounds of any security issues.

12.17 Party A’s Rights and Obligations:
(1) Party A’s claiming or collecting liquidated damages from Party B in accordance with the Contract doest not prejudice or affect any other rights or remedies which Party A may have under the Contract, including but not limited to the right to take back the Premises.
(2) Party A’s acceptance of the rental, the property management fee and other charges paid by Party B shall not be deemed a waiver of the right to hold Party B liable for breach of any provisions of the Contract.
(3) Party A’s waiver of one or more of Party B’s violations of the Contract shall not be deemed a waiver of any continuing or subsequent violation, nor shall it operate as a bar or limitation to Party A’s right or remedy to hold Party B liable for any continuing or subsequent violation, unless Party A specifically acknowledges in writing that this constitutes a waiver.
(4) Upon reasonable notice, Party A may take any future tenant of the Premises or other relevant people to inspect the Premises at any reasonable time three months before the expiration or early termination of the lease term.
(5) Party A reserves the right to name the Building. Upon at least one month’s written notice to Party B, Party A may change the name of the Building without having to making compensation to Party B or any other people.
(6) Party A reserves the right to, without obtaining Party B’s consent, modify, refurbish and temporarily close the common areas or other parts of the Building, including passageways, doors, windows, electrical devices, cables and wires, water pipes, gas pipes, elevators, automatic stairs, fire-proof and security equipment and air-conditioning equipment, and the right to modify the overall structure, layout and arrangement of the common areas of the Building at any time during the lease term.
(7) Party A reserves the right to formulate, introduce or modify, implement or annul any management rules and regulations deemed by it necessary to operate and maintain the Building as a first-rate office building.

(8) During the lease term, Party A shall pay all relevant taxes which must be paid by Party A in connection with the lease of the Premises in accordance with the laws and regulations.
(9) During the lease term, Party A shall maintain the common areas and public facilities of the Building (including the roofs, main structure, walls, main water pipes, main cables and wires, elevators, automatic stairs, fire-proof and security equipment, air conditioning equipment) in good working condition.
12.18 Party B’s Rights and Obligations
(1) Party B shall strictly comply with all rules and regulations concerning the Building, including but not limited to the User’s Manual of Oriental Virgin Building and Decoration Guide of Oriental Virgin Building formulated by Party A and the property management company.
(2) During the lease term, Party B shall not authorize other people to use or occupy the Premises or any part thereof.
(3) Party B shall urge its employees, contractors and agents (collectively “the Persons”) to comply with and perform all provisions of the Contract which Party B should comply with or perform. Party B shall be liable for any losses sustained by Party A or any third party as a result of any violation of the Contract by the Persons
(4) Before conducting its business activities in the Premises, Party B shall obtain all business licenses, approvals or permits (if any) necessary for the conduct of its business activities. Party B must ensure that such licenses, approvals or permits remain fully valid during the lease term and that the requirements of such licenses, approvals or permits are complied with in all respects. Moreover, Party B must ensure that the business activities conducted in the Premises do not violate any relevant laws and regulations. Otherwise, Party B shall be liable for all consequences arising out of its improper business activities. During the lease term, at the request of Party A, Party B shall timely present to Party A its business license or permit which has passed the recent inspection, examination, approval or permission of the relevant governmental authorities and shall keep a copy sealed by Party B at Party A.
(5) During the lease term, Party B shall not set off or refuse to pay the rental, the property management fee or other charges under the Contract for any reason.
(6) With the approval of Party A or the property management company, Party B may display its name on the signs on the Premises (if any) in the uniform font and manner specified by Party A. The uniform font shall be determined through consultations, and Party A shall have full authority to arrange for their production and placement, and the relevant expense shall be borne by Party B

(7) Party B may, at its expense, install at the entries to, or on the doors, to the Premises the fonts and signs approved by Party A or the property management company, and no signs shall be installed without the approval of Party A or the property management company.
(8) Without the written consent of Party A, Party B shall not use any pictures, statements or images containing the name and logo of the Building.
(9) Party B shall not sell its wares or solicit customers at any place outside the Premises and within the Building.
(10) If it is necessary to load or unload goods, Party B must use the loading and unloading area, entrance/exit and freight elevators designated by Party A or the property management company, and may load or unload goods only at the time specified by Party A and the property management company. Party B shall not use guest elevators or automatic stairs to transport goods at any time or under any co ndition.
12.19 Party B’s Liability for Breach of Contract
Without prejudice to any other rights which Party A may have under the Contract (including the right to take back the Premises and terminate the Contract prior to the expiration of the lease term), if during the lease term, Party B breaches any provision of the Contract, upon the advance notice Party A and/the property management company may cut off the water or electricity supply or other services to the Premises or take other legal measures and actions until the breach is corrected. Party B must still pay the rental and the property management fee in accordance with the Contract during the cut-off, and shall be liable for all consequences and expenses arising therefrom (including the expenses in connection with reconnecting the water and electricity supply).

12.20 Article 11-2 is amended and supplemented as follows:
(1) Party A and Party B agree that during the period from the signing of the Contract to the time that Party A has obtained the property right certificate for the Premises, Party A shall go through the formalities for recording and filing the Contract at the relevant real estate authorities within a reasonable period of time. Party B agrees that it shall not seek compensation from Party A or make any other claim against Party A for Party A’s failure to undertake the recording and filing formalities within the specified time period.
(2) Party A and Party B agree that within a reasonable period of time the two parties shall go to the Real Estate Trading Center of Changning District to record and file the Contract and obtain the relevant recording and filing certificate or document from the Center. If the Contract is amended or terminated thereafter, the two parties shall go to the original recording authorities to undertake the recording change or revocation formalities within fifteen days after the amendment or termination of the Contract.
12.21 Any document or notice given to any party hereto shall be deemed given on the date three working days after dispatch by registered mail if mailed to the party’s address set forth in Schedule 3 hereto or such other address as a party notifies the other party by registered mail, or on the date of delivery if delivered by courier service; Before the other party receives notice of the changed address, the original address shall be used.
12.22 Confidential information of the two parties hereto shall include data and information with respect to relevant business operations, financial data, major decisions, and all or part of the terms and provisions set forth in any document signed by the two parties hereto on the lease of the Premises. No party shall, without the written consent of the other party, disclose such confidential information to any other people, except to the employees and agents of the two parties for the purposes of discussing, drafting, signing, performing and implementing the Contract and except that such confidential information has been made public or is required to be disclosed according to law; otherwise the disclosing party shall be liable for any economic losses sustained by the other party therefrom.
12.23 During the lease term, Party A shall be liable for any losses caused to Party B by any of the following circumstances:
a) force majeure, such as natural disasters;
b) thefts, hijacks or other crimes committed not due to Party A’s fault;
c) Party B or any of its employees suffers any losses not as a result of Party A’s fault;

d) Party B modifies, reinforces or decorates the Premises;
e) Party B or any of its employees suffers losses as a result of the fault of other tenants.
12.24 The formation, validity, interpretation, performance and dispute settlement of the Contract shall be governed by the laws of the People’s Republic of China.
12.25 The Schedules and Appendices to the Contract are supplementation and revision of the relevant provisions of the Contract made by the two parties hereto, and if there is any conflict between the Contract and the Schedules and Appendices, the Schedules and Appendices shall control.
12.26 Article 11-6 is supplemented as follows:
The Contract, including the Main Contract, the Supplemental Provisions, all Appendices and Schedules, is made in four copies. The two parties shall each retain two copies, and all copies are equally authentic.
12.27 Other Supplemental Provisions:

1) Whereas Party B and Shanghai Jitu Software Development Co., Ltd. are affiliated companies, Party B hereby agrees to warrant that Shanghai Jitu Software Development Co., Ltd. will fully perform the Shanghai Housing Lease Contract entered with Party A on March 4, 2016; if Shanghai Jitu Software Development Co., Ltd. breaches any clause of the aforementioned Shanghai Housing Lease Contract entered with Party A, Party B shall be jointly and severally liable for any obligation incurred, including but not limited to the repayment of the outstanding rental or other charges on behalf of Shanghai Jitu Software Development Co., Ltd. Meanwhile, Party A has the right to unilaterally terminates the aforementioned Shanghai Housing Lease Contract entered with it due to Shanghai Jitu Software Development Co., Ltd.’s breach.
2) According to the Shanghai Housing Lease Contract signed by and between Party A and Party B on July 9, 2013, the air-conditioning outdoor machines installed outside the air-conditioning server room of such floor belong to Party B and such machines shall be removed by Party B under Party A’s instruction upon Part B’s moving out.
3) If Party B has to conduct the construction of strong and weak electricity at the Floor 11 and the floor rented under this Contract, including the installment of optical cable, electric cable and etc., the construction scheme shall be submitted to Party A for approval in advance and the construction can only be started upon Party A’s approval, relevant fees incurred by which shall be at Party B’s own cost.
4) Party B may enter and exit the Building 24x7 all year round; provided, however, that it complies with the relevant property management rules.
5) Party A warrants that it has the right to lease the Premise to Party B. Moreover, Party A has completed relevant legal formalities required for leasing and has the right to collect the rental and other charges under the Contract from Party B. Party A warrants that the construction quality of the Premise and the facilities and equipment provided to Party B conform to the State’s regulatory standards concerning construction and environmental protection.

Schedule 1
Part 1
Delivery date: September 4, 2016
Starting date of payment of rental: September 4, 2016
Rent-free period:
From January 4, 2017 to February 3, 2017
From August 4, 2019 to September 3, 2019
During the rent-free period, Party B does not need to pay the rental, but it needs to pay the property management fee, the water, electricity and other charges that incurred directly in the leased units.
Lease term: from September 4, 2016 to September 3, 2019
Part 2
Area of the leased Premise: the construction area of the Premise is about 1,498 m2 (please refer to Appendix 1 Floor Plan).

Schedule 2
Part 1
Rental: during the lease term, Party B shall pay to Party A the monthly rental of the Premise, but the rental for the first month together with the security deposit shall be paid to Party A within three working days after signing of this Contract.
The daily rental for the Premise is RMB 6.60/Sq,M, and the monthly rent is RMB 300,723.50 (THREE HUNDRED THOUSAND SEVEN HUNDRED AND TWENTY THREE POINT FIVE).
Part 2
Property management fee: the current monthly property management fee of the Premises is RMB 23.00/Sq.M (excluding electricity for air conditioning), totally RMB 34,454.00 for each month (THIRTY FOUR THOUSAND FOUR HUNDRED AND FIFTY FOUR).
Parking fees: during the lease period, Party A shall provide Party B with 7 parking spaces free of charge (including 1 reserved ground parking space, 4 reserved Basement parking spaces and 2 underground mechanical parking spaces; the specific parking spaces shall be arranged by the property management company).
Other expenses: None
Part 3
Security deposit: equivalent to the sum of 3 months’ rental and 3 months’ property management fee of the Premise, i.e., RMB 1,005,532.50 (ONE MILLION FIVE THOUSAND FIVE HUNDRED AND THIRTY TWO POINT FIVE). According to the Shanghai Housing Lease Contract signed by and between Party A and Party B on July 9, 2013, the payment of RMB 1,005,532.50 (ONE MILLION AND FIVE THOUSAND AND FIVE HUNDRED AND THIRTY TWO AND FIFTY) already paid by Party B shall be automatically transferred as the security deposit of this Contract.

Part 4
Method of payment: All payments which Party B makes to Party A under this Contract shall be paid in RMB into Party A’s bank account listed below, or be paid in another method which Party A notifies in separate written notice. All bank handling fees that incur to Party B’s payments shall be covered by Party B.
Name of account: Shanghai Dongfang Weijing Cultural Development Co., Ltd
Account number: 310066179018170276533
Bank of deposit: Shanghai Xuhui Branch, Bank of Communications

Schedule 3
Detailed information of Party A and Party B
Party A: Shanghai Dongfang Weijing Cultural Development Co., Ltd.
Registered address: Room M02, V-Capital Building, No. 333 Xianxia Road, Changning District, Shanghai
Address for correspondence: Floor M, V-Capital Building, No. 333 Xianxia Road, Changning District, Shanghai
Legal representative: Li Zhiping
TEL: 61671116
FAX: 61671277
Party B: TeleNav Information Technology (Shanghai) Co., Ltd.
Registered address: Floor 10, No. 333 Xianxia Road, Changning District, Shanghai
Address for correspondence: Floor 10, No. 333 Xianxia Road, Changning District, Shanghai
Legal representative: Jin Haiping
TEL: 021-32522288
FAX:
Both Parties mutually confirm that the mailing documents, registered mails, courier with receipt and other express sent to the other party shall conform to the address of correspondence above.

Appendix 1
The floor plan of the Premises

Appendix 2
Scope of use, conditions and requirements for shared parts of the Premises
Both parties agree to delete this Appendix.

Appendix 3
Status of current decoration, accessory facilities and equipment, and provisions for decorations and accessory facilities and equipment which Party B may undertake or add as agreed by Party A

Status of current decoration, accessory facilities and equipment:
The lessor shall provide the lessee with the following standard Premise items in accordance with the originally segmented standard units:
1. Ceiling: Germany imported mineral fiber suspended ceiling 600*600*15, Panasonic light plate and energy-saving lighting;
2. Heating and ventilation equipment: Toshiba VRV air conditioning system and independent fresh air system of standard configurations;
3. Fire control system: Smoke sensor and sprayer of standard configurations;
4. Floor: Raised floor board (50mm);
5. Wall surface: Interior wall white emulsion paint of Nippon net flavor 5-in-1 series and Bilibao putty powder;
6. Corridors: Single Yusha 5mm fire-proof glass partition and Sorela 100C gray spraying aluminum frame; small part white emulsion-painted walls (please refer to the standard of wall surface above).
7. Glass entry door.

Leasor (Party A): Shanghai Dongfang Weijing Cultural Development Co., Ltd (common seal)	Leasee (Party B): TeleNav Information Technology (Shanghai) Co., Ltd. (common seal)

Nationality: China Legal representative: Li Zhiping Registration certificate/ID : Address: No. 333 Xianxia Road, Shanghai	Nationality: China Legal representative: Jin Haiping Registration certificate/ID: Address: Floor 10, No. 333 Xianxia Road, Shanghai

Postal code: 200336 Tel: 61671116 Authorized agent: Signature & seal: Date of signing: 2016-03-04 Place of signing: Shanghai	Postal code: 200336 Tel: 021-32522288 Authorized agent: Signature & seal: Date of signing: 2016-03-04 Place of signing: Shanghai

Name of brokerage agency:
Name of broker:
Broker’s qualification certificate number: